Exhibit 10.4

TIER REIT, INC.

RESTRICTED STOCK UNIT AWARD AGREEMENT

Name of the Grantee: [       ] (the “Grantee”)

No. of Restricted Stock Units Awarded: [       ]

Grant Effective Date: [          ], 201

RECITALS

A.                                    The Grantee is a non-employee director of TIER REIT, Inc. (the “Company”).

B.                                    Pursuant to the Company’s 2015 Equity Incentive Plan (as may be amended and supplemented from time to time, the “Plan”), the Company hereby grants to the Grantee the number of Restricted Stock Units specified above, subject to the terms and conditions set forth herein.  Each Restricted Stock Unit shall relate to one share of Common Stock of the Company (each, a “Share”).  Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.

NOW, THEREFORE, the Company and the Grantee agree as follows:

1.                                      Grant of Restricted Stock Units.  The Company hereby grants the Grantee the number of Restricted Stock Units specified above (the “Award”), subject to the following terms and conditions and subject to the provisions of the Plan.  The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.

2.                                      Restrictions on Transfer of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 3 of this Agreement and (ii) Shares have actually been issued to the Grantee pursuant to Section 5 and in accordance with the terms of the Plan and this Agreement.

3.                                      Vesting of Restricted Stock Units.  Except as otherwise provided below, the restrictions and conditions of Section 2(i) of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in service as a member of the Board on such Dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date*
100%

[*NOTE:  Must be 13 months after grant date if deferred settlement dates used in Section 5(iv) below.]

Notwithstanding any other term or provision of this Agreement, upon (A) termination of the Grantee’s service as a Non-Employee Director as a result of the Grantee’s death or disability or (B) a Sale Event (regardless of whether or not a termination of the Grantee’s service has occurred), then all Restricted Stock Units shall immediately vest.  The Administrator may at any time accelerate the vesting schedule specified in this Section 3.

4.                                      Termination of Service.  Except as otherwise provided herein, if the Grantee’s service with the Company and its Subsidiaries terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 3, above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.

5.                                      Issuance of Shares; Forfeiture.  The Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 3 of this Agreement and have not been forfeited pursuant to Section 4 of this Agreement on the earliest to occur of the following:

(i)                                     the Grantee’s “separation from service” from the Company (within the meaning of Section 409A of the Code and the regulations issued thereunder) for any reason other than Cause provided that, if the Grantee’s separation from service is for Cause, any Restricted Stock Units (whether or not vested) that have not yet been settled in Shares shall be immediately forfeited;

(ii)                                  a Sale Event which also constitutes a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5);

(iii)                               the Grantee’s death; and

(iv)                              [the [   ] anniversary of the Grant Effective Date specified above] or [a specific date(s) chosen by the Grantee after the first vesting date, which must be at least 13 months out].[NOTE:  These dates cannot be changed once determined.]

For purposes hereof, “Cause” shall mean an act or acts by the Grantee involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company or a Subsidiary, (b) the breach of any contract with the Company or a Subsidiary, (c) the violation of any fiduciary obligation to the Company or a Subsidiary, (d) the unlawful trading in the securities of the Company or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

6.                                      Rights as Stockholder; Dividend Equivalent Right. Until such time as Shares have been issued to the Grantee pursuant to Section 5, and except as set forth in this Section 6 regarding dividends and dividend equivalents, the Grantee shall not have any rights as a holder of the Shares underlying this Award including, but not limited, to voting rights.  Notwithstanding the foregoing, until such time as Shares are issued to the Grantee pursuant to the terms of Section 5, on each dividend date of the Company, the Company shall pay to the Grantee an amount in cash equal to the amount of cash dividend or other distribution payable per Share multiplied by the number of Restricted Stock Units held by the Grantee, whether or not vested.

7.                                      Incorporation of Plan; Interpretation by Administrator.  This Agreement is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan.  In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.  The Administrator may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate.  Without limiting the generality of the foregoing, the Administrator may interpret the Plan and this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Administrator’s interpretation shall not be entitled to deference on and after a Sale Event except to the extent that such interpretations are made exclusively by members of the board of directors of the Company or relevant committee thereof, who are individuals who served as members of such board or committee, as applicable, before the Sale Event and take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan, this Agreement or the administration or interpretation thereof.  In the event of any dispute or disagreement as to interpretation of the Plan or this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to the Plan or this Agreement, the decision of the Administrator, except as provided above, shall be final and binding upon all persons.

8.                                      Withholding and Taxes.  No later than the date as of which an amount first becomes includible in the gross income of the Grantee for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Restricted Stock Units granted hereunder, the Grantee will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Administrator regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount.  Notwithstanding the foregoing, the Grantee’s required minimum tax withholding obligation shall be satisfied by withholding a number of Shares with an aggregate Fair Market Value equal to such minimum tax withholding obligation.

9.                                      Section 409A of the Code.  Anything in this Agreement to the contrary notwithstanding, if at the time of the Grantee’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Grantee is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent the shares of Stock that the Grantee becomes entitled to receive under this Agreement on account of the Grantee’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such shares of Stock shall not be issued until the date that is the earlier of (a) six months and one day after the Grantee’s separation from service, or (b) the Grantee’s death.  The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

10.                               No Obligation to Continue as a Non-Employee Director.  Neither the Plan nor this Award confers upon the Grantee any rights with respect to continuance as a Non-Employee Director.

11.                               Amendment; Modification.  This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Grantee acknowledges that the Plan may be amended or discontinued in accordance with Section 19 thereof and that this Agreement may be amended or canceled by the Administrator, on behalf of the Company, for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Grantee’s rights under this Agreement without the Grantee’s written consent.  No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement.  The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement, or to assert any right the Grantee or the Company, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

12.                               Complete Agreement.  This Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embodies the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

13.                               No Limit on Other Compensation Arrangements.  Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

14.                               Severability.  If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of shares of Restricted Stock Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

15.                               Law Governing.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ANY PRINCIPLES OF CONFLICTS OF LAW WHICH COULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF TEXAS.

16.                               Headings.  Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference.  Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

17.                               Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

18.                               Counterparts.  This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

19.                               Successors and Assigns.  The rights and obligations created hereunder shall be binding on the Grantee and his or her heirs and legal representatives and on the successors and assigns of the Company.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Award to be executed on the [             ] day of [        ], 201 .

TIER REIT, INC.

By:
Name:
Title:

Grantee

Name:

Address: